                                                                    Exhibit 24.2


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT that each person whose signature below constitutes and appoints John T. Kurtzweil, George H. Cave and William George, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-3 of the 40,000,000 shares of common stock and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                              Title                                  Date
---------                              -----                                  ----

/s/ Keith D. Jackson                   President, Chief Executive Officer     December 6, 2002
--------------------------             and Director of the registrant
Keith D. Jackson

/s/ Emmanuel T. Hernandez              Director of the registrant             December 6, 2002
--------------------------
Emmanuel T. Hernandez


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